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                                                                      EXHIBIT 99
PRESS RELEASE


                AMSURG CORP. TO PRESENT AT UBS GLOBAL HEALTHCARE
                               SERVICES CONFERENCE

                             ----------------------

             LIVE PRESENTATION AND REPLAY AVAILABLE VIA THE INTERNET BEGINNING TUESDAY, FEBRUARY 15TH, AT 9:30 A.M. EASTERN


NASHVILLE, Tenn. (Feb. 7, 2005) - AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the UBS Global Healthcare Services Conference, February 14th through February 16th in New York City. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 9:30 a.m. Eastern on Tuesday, February 15, 2005. Claire M. Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at the conference.

         The live audio Webcast and replay of the presentation will be available by going to www.amsurg.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2004, AmSurg owned a majority interest in 128 centers and had nine centers under development.



                                           Contact:
                                                      Claire M. Gulmi
                                                      Senior Vice President and
                                                      Chief Financial Officer
                                                      (615) 665-1283



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